Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Rule 13a-14(a) or Rule 15d-14(a)

of the Securities Exchange Act of 1934, as amended

I, Peter J. Mariani, Chief Financial Officer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CytoSorbents Corporation;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Signature	Title	Date

/s/ Peter J. Mariani	Chief Financial Officer	April 15, 2026
Peter J. Mariani	(Principal Financial Officer)